UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2007

ST. BERNARD SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50813	20-0996152
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15015 Avenue of Science

San Diego, CA 92128

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 676-2277

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

On October 19, 2007, St. Bernard Software, Inc., a Delaware corporation (“St. Bernard”), filed a Current Report on Form 8-K (the “Prior Current Report”) announcing that Mayer Hoffman McCann P.C. (“Mayer Hoffman”) had resigned as the independent registered public accounting firm of St. Bernard. As disclosed in the Prior Current Report, Mayer Hoffman’s resignation was effective on the earlier to occur of (i) the date that St. Bernard filed its Form 10-QSB for the period ending September 30, 2007 or (ii) November 20, 2007. On November 19, 2007, St. Bernard filed its Form 10-QSB for the period ending September 30, 2007 and Mayer Hoffman’s resignation became effective on that date. A copy of the letter from Mayer Hoffman confirming its resignation on November 19, 2007 is attached to this Current Report on Form 8-K as Exhibit 99.1.

In the Prior Current Report, St. Bernard also disclosed that on October 15, 2007, St. Bernard undertook an independent audit investigation which was initiated to review St. Bernard’s control over its information technology and the possible unauthorized use by employees and third parties of St. Bernard’s data servers. The results of the independent audit investigation have been disclosed in Item 3, Controls and Procedures, in St. Bernard’s Form 10-QSB for the period ending September 30, 2007, filed with the Securities and Exchange Commission on November 19, 2007.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Letter from Mayer Hoffman McCann P.C. to St. Bernard Software, Inc., dated November 19, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ST. BERNARD SOFTWARE, INC.

Dated: November 26, 2007	By:	/s/ Vincent Rossi
Vincent Rossi
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Letter from Mayer Hoffman McCann P.C. to St. Bernard Software, Inc., dated November 19, 2007.